Exhibit 10.1

Purchase Agreement

for

Land Use Right and Factory Facilities

This agreement is entered into between Ruili Group Co., Ltd. (hereinafter as “Party A” or “Assignor”) and Ruili Group Ruian Auto Parts Co., Ltd. (hereinafter as “Party B” or “Assignee”) on the date as shown on the signature page below. Party A’s Entity Registration No. is 330381000002674 and its Legal Representative is Mr. Xiaoping Zhang, Chairman of the Board. Party B’s Social Credit Code is 9133038175906785XW and its Legal Representative is Ms. Jinrui Yu, its Chief Operation Officer.

According to the Contract Laws and other applicable laws of the People’s Republic of China (“PRC”), Party A and Party B through negotiation have reached the following terms and conditions on the transfer of factory facilities and land use right from Party A to Party B.

I.	General

1.	Party A owns factory facilities and land use rights for the facilities and land located at No. 2666 Kaifaqu Avenue, Rui’an Economic Development Zone, Rui’an City, Zhejiang Province PRC (“Development Zone Facility”). The building area and ancillary site area shall be the same as shown in the property ownership certificate for the facility and land use certificate. Party B has complete understanding of the current use and conditions of the facility and will purchase the Development Zone Facility as-is, which includes the corresponding land use rights.

2.	The ID numbers of property ownership certificate and land use certificate are shown in the valuation report.

3.	Party B intends to acquire Development Zone Facility and its corresponding land use rights from Party A and Party A agrees to transfer such facility and land use right to Party B.

II.	Factory Facility Sales Price and Other Fees

1.	According to the valuation report prepared by DTZ/Cushman & Wakefield, an appraisal company approved by both Parties, as of March 1, 2016, the total market value of the Development Zone Facility, which includes factory facilities and the land use right associated with such facilities is at RMB 626,000,000 (“Valuation Price for Development Zone Facility”).

2.	Party A agrees to transfer the Development Zone Facility to Party B at Valuation Price for Development Zone Facility .

3.	Party A and Party B entered into a Purchase Agreement for Land Use Right and Factory Facilities in 2009 (“2009 Agreement”). According to the 2009 Agreement, Party A transferred to Party B factory facilities and associated land use right for facilities and land located at No. 1169 Yumeng Road, Rui’an Economic Development Zone, Rui’an City, Zhejiang Province PR of China ( “Dongshan Facility”). Party B paid considerations under the 2009 Agreement for Dongshan Facility and has used the facilities and land since the 2009 Agreement. The parties did not complete relevant procedures to change the property title and the Dongshan Facility is currently not able to satisfy Party B’s operation demands. Through negotiation and as agreed by the parties, the 2009 Agreement shall be terminated on the same day this Agreement is executed. Party B shall return the Dongshan Facility to Party A on its current condition within 15 days of the termination of the 2009 Agreement and Party B agrees to transfer the Dongshan Facility to Party A at Valuation Price for Dongshan Facility.

4.	According to the valuation report prepared by DTZ/Cushman & Wakefield, as of March 1, 2016, the total market value of the Dongshan Facility is at RMB125,000,000 (“Valuation Price for Dongshan Facility”).

5.	Upon the termination of the 2009 Agreement, the Parties further agree that the transaction price that Party B shall pay to Party A under this Agreement shall be RMB501,000,000 (“Purchase Price”), which represents the difference between Valuation Price for Development Zone Facility and Valuation Price for Dongshan Facility.

6.	Party A shall be responsible for all taxes, fees and expenses incurred in the process of transferring the Development Zone Facility and Dongshan Facility.

III.	Payment, Term and Transfer of Ownership and Land Use Right

1.	A portion of the Purchase Price in the amount of RMB481,000,000 shall be made by Party B to Party A after the Agreement is executed but before June 30, 2016. The remaining RMB20,000,000 shall be made within 10 days of completion of the required procedures for transferring the title of the facilities and the land use right.

2.	Party A has transfer the right to use and manage Development Zone Facility to Party B before the execution of this Agreement. The parties agree that within 15 days of the termination of 2009 Agreement, Party B shall return Dongshan Facility as-is to Party A.

IV.	Representations, Warranties and Covenants

1.	Party A represents , warrants and covenants to Party B that it is the legal owner of all facility and ancillary land use right of the Development Zone Facility. Party A has the legal right to transfer the Development Zone Facility.

2.	Party B covenants to Party A that it shall use the Development Zone Facility for legal purposes only.

V.	Breach of the Agreement

1.	If Party B fails to make a payment on time according to this Agreement, Party B shall pay Party A interest accrued for the amount payable under this Agreement.

2.	If Party A fails to transfer ownership or possession of the Development Zone Facility to Party B according to this Agreement, Party A shall pay Party B interest accrued for the amount paid by Party B under the Agreement according to the then effective commercial loan interest rate.

VI.	Dispute Resolution

The Parties shall attempt to resolve any dispute arising under or relating to this Agreement through good faith negotiation. In the event a dispute cannot be resolved, any claims should be brought to Wenzhou Intermediate People's Court.

VII.	Miscellaneous

This Agreement shall become effective upon signing and applying the seals of both Parties. This Agreement shall be executed in two counterparts, with each party holding one counterpart.

Party A:	Party B:
Representative: Xiaoping Zhang	Representative: Jinrui Yu
(Signature and Seal):	(Signature and Seal):
Date: May 5, 2016	Date: May 5, 2016